UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2006

Neutron Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

005-80243	98-0338100
(Commission File Number)	(IRS Employer Identification No.)

East, Unit 67 Mississauga, Ontario	L4Z 1R5
(Address of Principal Executive Offices)

(905) 238-1777
(Registrant’s Telephone Number, Including Area Code)

1 Westmount Square, Suite 1660, Westmount, Quebec, H3Z 2P9, Canada
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 30, 2006, Neutron Enterprises, Inc. (the "Company") entered into a Secured Note and Security Agreement with Geneva Capital Trust, (the "Credit Facility”).

The Credit Facility provides for revolving credit loans of up to a maximum principal amount of $3,000,000 (the “Revolver Loans”). Advances are limited, without the consent of the lender, to $200,000 per month.

The Revolver Loans will bear interest per annum, payable quarterly, at a fixed rate of 8% per annum.

The principal amount of the Revolver Loans is due and payable in full on March 30, 2009. The Credit Facility is secured by substantially all of the Company's assets.

Amounts owed under the Credit Facility may be accelerated under various circumstances more fully described in the Credit Facility, including, but not limited to, the failure to make interest payments due under the Credit Facility, breaches of certain covenants, representations and warranties set forth in the Credit Facility, the occurrence of certain insolvency or receivership events affecting the Company and certain events having a material adverse effect on the Company's business, assets, operations, properties, prospects or condition.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the Credit Facility is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Secured Note
99.2     Security Agreement dated as of March 30, 2006
99.3     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2006

Neutron Enterprises, Inc.

By:	/s/ Ciaran Griffin
Ciaran Griffin
Chief Financial Officer